Filed Pursuant to Rule 424(b)(7)

Registration No. 333-178169

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering price(1)(2)	Amount of Registration Fee(3)
Common stock, $0.01 par value	64,176	$34.25	$2,198,028	$255.20

(1)	In the event of a subsequent stock split, stock dividend, anti-dilution adjustment or similar transaction involving common stock of the Registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.
(2)	The proposed maximum offering price per share has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, and is based upon the average of high and low sales prices of the Registrant’s common stock on the Nasdaq Global Select Market on November 25, 2011.
(3)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s Registration Statement on Form S-3 (File No. 333-178169) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

To prospectus dated November 23, 2011

64,176 Shares

QUALITY SYSTEMS, INC.

Common Stock

This prospectus supplement relates to up to 64,176 outstanding shares of our common stock, $0.01 par value per share, which may be offered for sale from time to time by the selling security holders identified in this prospectus supplement. The selling security holders may elect to sell the shares of common stock described in this prospectus supplement in a number of different ways and at varying prices. We will not receive any proceeds from the sale of our common stock by the selling security holders. We have agreed to pay the expenses incurred in connection with the registration of the 64,176 shares of common stock offered in this prospectus supplement, including among other things certain registration and filing fees.

Our common stock is quoted on the Nasdaq Global Select Market under the symbol “QSII.” On November 25, 2011, the closing sale price of our common stock on the Nasdaq Global Select Market was $33.90 per share.

The mailing address and the telephone number of our principal executive offices are 18111 Von Karman, Suite 700, Irvine, California 92612, (949) 255-2600.

Investing in our shares of common stock involves risks. See “Risk Factors” on page S-1 of this prospectus supplement and page 5 of the accompanying prospectus for factors you should consider before buying shares of our common stock. You should also review carefully any risk factors in the documents incorporated by reference into this prospectus supplement or the accompanying prospectus for a discussion of risks that you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 28, 2011.

You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with information that is different. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. This document may only be used where it is legal to sell these securities. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

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ABOUT THIS PROSPECTUS SUPPLEMENT

In this document, the words “Company,” “we,” “us,” “our” and similar terms refer to Quality Systems, Inc., a California corporation, together with its subsidiaries, unless the context provides otherwise.

This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering of our common stock. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering of our common stock. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. The accompanying prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using an automatic shelf registration statement.

It is important that you read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents which we have referred you to in the sections “Incorporation by Reference” and “Where You Can Find More Information” on pages 8 and 9, respectively, of the accompanying prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference into these documents, contain forward-looking statements, including statements concerning future conditions in the healthcare information systems industry, and concerning our future business, financial condition, operating strategies, and operational and legal risks. Forward-looking statements can often be identified by the use of forward-looking terminology, such as “could,” “should,” “will,” “will be,” “will lead,” “will assist,” “intended,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “plan,” or “estimate” or variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance. You should not place undue reliance on these forward-looking statements, which speak only as to our expectations as of the date of the document where the applicable forward-looking statement is located. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those identified under the caption “Risk Factors” in this prospectus supplement, contained in the accompanying prospectus and contained in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments to each such Form 10-K and/or Form 10-Q reflected in subsequent filings with the Commission. It is important to note that our performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. In addition, none of the events anticipated in the forward-looking statements may actually occur. Other unforeseen factors not identified in this prospectus supplement, in the accompanying prospectus, or in the documents incorporated by reference into these documents could also have such an effect. Any of these different outcomes could cause the price of our common stock to decline substantially. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time unless required by law.

RISK FACTORS

Except for the historical information contained in this prospectus supplement, the accompanying prospectus, or incorporated by reference into the accompanying prospectus, those documents contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, or Commission, as well as any amendments to each such Form 10-K and/or Form 10-Q reflected in subsequent filings with the Commission, which are incorporated into the accompanying prospectus by reference in their entirety (the “Quality Systems Risk Factors”).

Investment in our securities involves risks. Prior to making a decision about investing in our securities, you should consider carefully the Quality Systems Risk Factors, together with all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Each of these risk factors could adversely affect our business, operating results and financial condition, which may result in the loss of all or part of your investment.

Keep these risk factors in mind when you read forward-looking statements contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. These statements relate to our expectations about future events. Discussions containing forward-looking statements may be found, among other places, in the sections titled “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference into the accompanying prospectus from our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments to such documents reflected in subsequent filings with the Commission. These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business, and so are subject to risks and uncertainties, including the risks and uncertainties described in this prospectus supplement under “Special Note Regarding Forward-Looking Statements,” that could cause actual results to differ materially from those anticipated in the forward-looking statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock in this offering. Rather, all proceeds will be received by the selling security holders.

SELLING SECURITY HOLDERS

This prospectus supplement covers the possible offer and sale by the selling security holders of up to 64,176 outstanding shares of our common stock.

The selling security holders are former shareholders of C.Q.I. Solutions, Inc. (“C.Q.I.”). We entered into an Agreement and Plan of Merger, dated as of July 19, 2011 (the “Merger Agreement”), with C.Q.I. pursuant to which a subsidiary of ours merged with and into C.Q.I. and C.Q.I became a wholly-owned subsidiary of the Company (the “Merger”). The initial consideration amount paid to the selling security holders included the issuance of the 64,176 shares of our common stock (32,088 shares prior to the 2-for-1 stock split concerning our common stock that took place on October 26, 2011) covered by this prospectus supplement. The 64,176 shares were issued to the selling security holders under a private placement exempt from registration requirements under Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”). Pursuant to the terms of the Merger Agreement, the Company is required to use its reasonable best efforts to register the 64,176 shares on or before December 1, 2011.

The Merger Agreement includes earnout payments to be paid to the selling security holders if certain financial and strategic objectives are met, which may require us to register additional shares in accordance with the terms of the Merger Agreement.

The following table sets forth, to our knowledge, certain information about the selling security holders as of November 23, 2011, the date of the table, based on information furnished to us solely by the selling security holders. Except as otherwise indicated in the footnotes to the table (i) each selling security holder has indicated to us that it is acting individually, not as a member of a group, and (ii) none of the selling security holders or their affiliates has held any position or office or had any other material relationship with us in the past three years.

Beneficial ownership is determined in accordance with the rules of the Commission, and includes voting or investment power with respect to the securities. To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 58,849,966 shares of common stock outstanding as of the date of the table. Shares shown as beneficially owned after the offering assume that all shares being offered are sold.

The shares of common stock being offered under this prospectus supplement may be offered for sale from time to time during the period the registration statement of which this prospectus supplement and the accompanying prospectus are a part remains effective, by or for the accounts of the selling security holders described below.

Name of Selling Security Holder	Shares of Common Stock Beneficially Owned Prior to Offering		Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After Offering
	Number	Percentage		Number	Percentage
Dr. Mark Hickman	13,966	*	13,966	0	*
Kirk A. Kelly (1)	13,966	*	13,966	0	*
Roger D. Kelly (2)	13,966	*	13,966	0	*
John J. McCarthy (3)	13,966	*	13,966	0	*
Threshold Research & Development	2,686	*	2,686	0	*
Clay Caroland	1,186	*	1,186	0	*
Keith Cline	896	*	896	0	*
Sam Danna	896	*	896	0	*
Paulette Kelly	708	*	708	0	*
Jesse Dembeck	572	*	572	0	*
John Buntz	368	*	368	0	*
Lonnie Hatchell (4)	230	*	230	0	*
Joseph Rager	214	*	214	0	*
Julie Gideon	194	*	194	0	*
Frank Syma	170	*	170	0	*
Christina Smith	102	*	102	0	*
Paul A. Laurel	90	*	90	0	*

*	Less than 1.0%.
(1)	Kirk A. Kelly is the Director of Research & Development, Surgical Systems, of C.Q.I. Solutions, LLC (formerly C.Q.I. Solutions, Inc.), a wholly-owned subsidiary of the Company. Mr. Kelly was the Treasurer, Secretary and Chief Technology Officer of C.Q.I. Solutions, Inc. before it became a wholly-owned subsidiary of the Company.
(2)	Roger D. Kelly is the Manager of Implementation & Training, Surgical Systems, of C.Q.I. Solutions, LLC (formerly C.Q.I. Solutions, Inc.), a wholly-owned subsidiary of the Company.

Mr. Kelly was the Chief Operating Officer of C.Q.I. Solutions, Inc. before it became a wholly-owned subsidiary of the Company.
(3)	John J. McCarthy is the Director of Sales, Surgical Systems, of C.Q.I. Solutions, LLC (formerly C.Q.I. Solutions, Inc.), a wholly-owned subsidiary of the Company. Mr. Kelly was the President of C.Q.I. Solutions, Inc. before it became a wholly-owned subsidiary of the Company.
(4)	Lonnie Hatchell is the Director of Technical Support of C.Q.I. Solutions, LLC (formerly C.Q.I. Solutions, Inc.), a wholly-owned subsidiary of the Company. Mr. Hatchell was the Director of Technical Support of C.Q.I. Solutions, Inc. before it became a wholly-owned subsidiary of the Company.

PLAN OF DISTRIBUTION

The selling security holders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock being offered under this prospectus supplement on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when disposing of shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that the registration statement, of which this prospectus supplement and the accompanying prospectus are a part, is declared effective by the Commission;

•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any of these methods of sale; and

•	any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 or Regulation S under the Securities Act, if available, rather than under this prospectus. The selling security holders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares covered by this prospectus supplement are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The selling security holders and any broker-dealers or agents that are involved in selling the shares covered by this prospectus supplement may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares covered by this prospectus supplement and the accompanying prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus supplement or, if required, in a replacement prospectus supplement included in a post-effective amendment to the registration statement of which this prospectus supplement is a part.

The selling security holders and any other persons participating in the sale or distribution of the shares covered by this prospectus supplement will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended , and the rules and regulations under that Act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

If any of the shares of common stock offered for sale pursuant to this prospectus supplement are transferred other than pursuant to a sale under this prospectus supplement and the accompanying prospectus, then subsequent holders could not use this prospectus supplement and accompanying prospectus until a post-effective amendment or additional prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling security holders will sell all or any portion of the shares offered under this prospectus supplement and accompanying prospectus.

Shares of common stock that may be offered for sale pursuant to this prospectus supplement are included in this prospectus supplement because we agreed to register those shares in the U.S. under the terms of the private placement in which the shares were issued. See the description of the Merger under the caption “Selling Security Holders” above for further information regarding our registration obligations.

PROSPECTUS

QUALITY SYSTEMS, INC.

Common Stock

We, or selling security holders under this prospectus, may offer from time to time our common stock. We will provide the specific terms of any offering in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

We, or selling security holders, may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement. The prospectus supplement will also contain more specific information about the offering.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and terms of the related offering.

Our common stock is quoted on the Nasdaq Global Select Market under the symbol “QSII.”

The mailing address and the telephone number of our principal executive offices are 18111 Von Karman, Suite 700, Irvine, California 92612, (949) 255-2600.

Investing in our shares of common stock involves risks. See “Risk Factors” on page 5 for factors you should consider before buying shares of our common stock. You should also review carefully any risk factors included in any applicable prospectus supplement and in the documents incorporated by reference into this prospectus or any applicable prospectus supplement for a discussion of risks that you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Prospectus dated November 23, 2011.

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PROSPECTUS SUMMARY

To fully understand this offering and its consequences to you, you should read the following summary along with the more detailed information and our consolidated financial statements and the notes to those financial statements incorporated by reference in this prospectus. In this prospectus, the words “Company,” “we,” “us,” “our” and similar terms refer to Quality Systems, Inc., a California corporation, together with its subsidiaries, unless the context provides otherwise.

This prospectus is part of an automatic registration statement that we filed with the Securities and Exchange Commission (the Commission) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933. Under this shelf process, we or selling security holders may sell our common stock described in this prospectus in one or more offerings. Each time we or any selling security holders sell our common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any information contained in this prospectus. To the extent that any statement made in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the registration statement of which this prospectus is a part, together with the additional information described under the sections of this prospectus titled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before you make any investment decision. We are responsible only for the information contained in this prospectus or incorporated by reference in this prospectus or to which we have referred you, including any prospectus supplement that we file with the Commission relating to this prospectus. Neither we nor the selling security holders have authorized any dealer, salesman or other person to provide you with information different from that contained in this prospectus or additional information. This prospectus is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus or any prospectus supplement or the date of any document incorporated by reference.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, including statements concerning future conditions in the healthcare information systems industry, and concerning our future business, financial condition, operating strategies, and operational and legal risks. Forward-looking statements can often be identified by the use of forward-looking terminology, such as “could,” “should,” “will,” “will be,” “will lead,” “will assist,” “intended,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “plan,” or “estimate” or variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance. You should not place undue reliance on these forward-looking statements, which speak only as to our expectations as of the date of this prospectus. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those identified under the caption “Risk Factors” herein, contained in any applicable prospectus supplement and contained in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments to each such Form 10-K and/or Form 10-Q reflected in subsequent filings with the Commission. It is important to note that our performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. In addition, none of the events anticipated in the forward-looking statements may actually occur. Other unforeseen factors not identified herein could also have such an effect. Any of these different outcomes could cause the price of our common stock to decline substantially. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time unless required by law.

THE COMPANY

We, including our wholly-owned subsidiaries, are comprised of four business divisions: (i) the QSI Dental Division; (ii) the NextGen Division, which consists of NextGen Healthcare Information Systems, Inc. (NextGen); (iii) the Practice Solutions Division, which consists of Lackland Acquisition II, LLC dba Healthcare Strategic Initiatives (HSI) and Practice Management Partners, Inc. (PMP); and (iv) the Inpatient Division, which consists of NextGen Inpatient Solutions, LLC (NextGen IS f/k/a Sphere) and Opus Healthcare Solutions, LLC (Opus). We primarily derive revenue by developing and marketing healthcare information systems that automate certain aspects of medical and dental practices, networks of practices such as physician hospital organizations (PHOs) and management services organizations (MSOs), ambulatory care centers, community health centers, small hospitals and medical and dental schools. We also offer comprehensive systems implementation, maintenance and support and add-on complementary services such as revenue cycle management (RCM) and electronic data interchange (EDI). Our systems and services provide our clients with the ability to redesign patient care and other workflow processes while improving productivity through facilitation of managed access to patient information. Utilizing our proprietary software in combination with third-party hardware and software solutions, our products enable the integration of a variety of administrative and clinical information operations.

Our four business divisions operate largely as stand-alone operations, with each business division maintaining its own distinct product lines, product platforms, development, implementation and support teams, sales staffing and branding. Our four business divisions share the resources of our corporate office, which includes a variety of accounting and other administrative functions. Additionally, there are a small but growing number of clients who are simultaneously utilizing software or services from more than one of our business divisions. We continue to pursue product and service enhancement initiatives within each business division.

In January 2011, we formed Quality Systems India Healthcare Private Limited to function as our India-based captive to offshore technology application development and business processing services.

In April 2011, we acquired substantially all of the assets of IntraNexus, Inc. a provider of Web-based integrated clinical and hospital information systems.

In August 2011, we acquired C.Q.I. Solutions, Inc. (C.Q.I.), a provider of surgery information systems throughout the U.S. C.Q.I. will offer specific solutions to clients of our Inpatient Division.

QSI Dental Division. The QSI Dental Division, co-located with our corporate headquarters in Irvine, California, currently focuses on developing, marketing and supporting software suites sold to dental organizations located throughout the US. In addition, the Division supports a growing number of organizations utilizing its Software as a Service (SaaS) model-based NextDDS™ financial and clinical software and certain number of medical clients that utilize the Division’s UNIX®-based medical practice management software product.

The QSI Dental Division’s practice management software suite utilizes a UNIX® operating system. Its Clinical Product Suite (CPS) utilizes the Windows operating system and can be fully integrated with the practice management software offered from each of our business divisions. CPS incorporates a wide range of clinical tools including, but not limited to, periodontal charting and digital imaging of X-ray and inter-oral camera images as part of the electronic patient record. The Division develops, markets and manages our Dental EDI/connectivity applications including our QSInet Application Service Provider (ASP).

In July 2009, we licensed source code that allows us to deliver hosted, Web-based SaaS model practice management and clinical software solutions to the dental industry. This new software solution (NextDDS™) is being marketed primarily to the multi-location dental group practice market in which the Division has historically been a dominant player. NextDDS™ brings the QSI Dental Division to the forefront of the emergence of Internet-based applications and cloud computing and represents a significant growth opportunity for the Division to sell both to its existing client base as well as new clients.

NextGen Division. The NextGen Division, with headquarters in Horsham, Pennsylvania and significant locations in Atlanta, Georgia and Austin, Texas, provides integrated clinical, financial and connectivity solutions for ambulatory and dental provider organizations.

The NextGen Division’s major product categories include the NextGen ambulatory product suite and NextGen Community Connectivity.

The NextGen Ambulatory product suite streamlines patient care with standardized, real-time clinical and administrative workflows within a physician’s practice, and consists of:

•

NextGen Electronic Health Records (NextGenehr) to ensure complete, accurate documentation to manage patient care electronically and to improve clinical processes and patient outcomes with electronic charting at the point of care;

•

NextGen Practice Management (NextGenpm) to automate business processes, from front-end scheduling to back-end collections and financial and administrative processes for increased performance and efficiencies;

•

NextGen Dashboard, which allows providers to view patient data in a visually rich graphical format. Using bar charts, pie charts, gauges and more, the system displays information at the practice or single provider level;

•

NextGen Mobile improves patient care through anytime, anywhere access of patient data. In addition, Mobile has the capability to increase revenue by easily capturing charges at the point of care resulting in potential reduction of medical liability through better documentation of out-of-office actions; and

•

NextGen NextPen is a revolutionary digital pen that quickly captures data into NextGen Ambulatory EHR. NextPen captures structured data and graphic drawings as part of the patient record without scanning or transcription. This technology requires no learning curve for adoption.

NextGen Community Connectivity consists of:

•	NextGen Health Information Exchange (HIE), formerly Community Health Solution, to exchange patient data securely with community healthcare organizations;

•	NextGen Patient Portal (NextMD.com) to communicate with patients online and import information directly into NextGenehr; and

•	NextGen Health Quality Measures (HQM) to allow seamless quality measurement and reporting for practice and physician performance initiatives.

The NextGen Division products utilize Microsoft Windows technology and can operate in a client-server environment as well as via private intranet, the Internet, or in an ASP environment.

Services provided by the NextGen Division include:

•

EDI services that are intended to automate the entire patient statement process, reducing labor and printing costs associated with producing statements in house. In addition, NextGen EDI works with the most innovative clearinghouses to transform electronic claims submissions into payments;

•	Hosting services that allow practices seeking the benefits of IT automation but not the maintenance of in-house hardware and networking;

•	NextGuard — Data Protection services that provide an off-site, data archiving, restoration and disaster recovery preparedness solution for practices to protect clinical and financial data;

•

Consulting services, such as strategic governance models and operational transformation, technical consulting such as data conversions or interface development, that also allow practices to build custom add-on features; Physician Consulting Resources, services that allow practices to consult with the NextGen Division’s physician team; and

•	eHealth consulting services that assist in connecting communities of practice for data sharing.

Practice Solutions Division. The Practice Solutions Division, with locations in St. Louis, Missouri and Hunt Valley, Maryland, focuses primarily on providing physician practices with RCM services, primarily billing and collection services for medical practices. This Division combines a Web-delivered SaaS model and the NextGenpm software platform to execute its service offerings. Execution of the plan to transition our client base onto the NextGen platform is under execution. The Practice Solutions Division provides technology solutions and consulting services to cover the full spectrum of providers’ revenue cycle needs from patient access through claims denials.

Practice Solutions Division revenue growth in fiscal years 2011, 2010 and 2009 was positively impacted by the acquisitions of HSI and PMP in May 2008 and October 2008, respectively. Growth subsequent to fiscal year 2009 was created primarily by cross selling RCM services to NextGen clients.

On May 20, 2008, we acquired St. Louis-based HSI, a full-service healthcare RCM company. HSI operates under the umbrella of the Company’s Practice Solutions Division. Founded in 1996, HSI provides RCM services to providers including health systems, hospitals and physicians in private practice with an in-house team consisting of specialists in medical billing, coding and compliance, payor credentialing and information technology.

On October 28, 2008, we acquired Maryland-based PMP, a full-service healthcare RCM company. This acquisition is also part of our growth strategy for our Practice Solutions Division. Similar to HSI, PMP operates under the umbrella of the Company’s Practice Solutions Division. Founded in 2001, PMP provides physician billing and technology management services to healthcare providers, primarily in the Mid-Atlantic region.

Inpatient Solutions Division. The Inpatient Solutions Division, with its primary location in Austin, Texas, provides integrated clinical, financial and connectivity solutions for rural and community hospitals.

On August 12, 2009, we acquired NextGen IS, a provider of financial information systems to the small hospital inpatient market. This acquisition, along with our acquisition of Opus, is part of our strategy to expand into the small hospital market and to add new clients by taking advantage of cross-selling opportunities between the ambulatory and inpatient markets.

On February 10, 2010, we acquired Opus, a provider of clinical information systems to the small hospital inpatient market. Founded in 1987 and headquartered in Austin, Texas, Opus delivers Web-based clinical solutions to hospital systems and integrated health networks nationwide. This acquisition complements and will be integrated with the assets and operations of NextGen IS. Both companies are established developers of software and services for the inpatient market and will operate under the Company’s Inpatient Solutions Division.

The Inpatient Solutions Division products that deliver secure, highly adaptable and easy to use applications to patient centered hospitals and health systems consist of:

•

NextGen Clinicals, which resides on an advanced truly active web 2.0 platform — and is designed to initiate widespread work efficiency and communication, reduce errors and time-to-chart, and improve care; and

•	NextGen Financials, which is a financial and administrative system that helps hospitals significantly improve the smart operations and financial and regulatory management of their facilities.

Corporate Location

Our principal executive offices are located at 18111 Von Karman, Suite 700, Irvine, California 92612. Our telephone number is (949) 255-2600. Our Internet address is www.qsii.com. Information contained on, or that is accessible through, our websites should not be considered to be part of this prospectus.

Trademarks

Service marks, trademarks and trade names of other companies that are referred to in this prospectus are the property of their respective owners. Our use or display of other companies’ trademarks, service marks or trade names is not intended to and does not imply a relationship with, or endorsement or sponsorship of us by, such other companies.

RISK FACTORS

Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated by reference in this prospectus) contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the Commission as well as any amendments to each such Form 10-K and/or Form 10-Q reflected in subsequent filings with the Commission, which are incorporated herein by reference in their entirety (the Quality Systems Risk Factors).

Investment in our securities involves risks. Prior to making a decision about investing in our securities, you should consider carefully the Quality Systems Risk Factors, together with all of the other information contained or incorporated by reference in this prospectus and any prospectus supplement, including any additional specific risks described in any prospectus supplement. Each of these risk factors could adversely affect our business, operating results and financial condition, which may result in the loss of all or part of your investment.

Keep these risk factors in mind when you read forward-looking statements contained elsewhere or incorporated by reference in this prospectus and any prospectus supplement. These statements relate to our expectations about future events. Discussions containing forward-looking statements may be found, among other places, in the sections titled “Business” and “Management’s Discussion and Analysis of

Financial Condition and Results of Operations” incorporated by reference from our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the Commission. These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business, and so are subject to risks and uncertainties, including the risks and uncertainties described herein under “Special Note Regarding Forward-Looking Statements,” that could cause actual results to differ materially from those anticipated in the forward-looking statements.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds, if any, from this offering for general corporate purposes, including working capital, to repay indebtedness and to fund possible investments in and acquisitions of complementary businesses, partnerships, minority investments, products or technologies. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling security holders.

DIVIDEND POLICY

We have paid a quarterly cash dividend on our common stock, commencing with the conclusion of our first fiscal quarter of 2008 (June 30, 2007). The most recent quarterly dividend with a record date of September 19, 2011, was $0.175 per share (adjusted for the 2-for-1 stock split that became effective October 26, 2011) and was distributed on October 5, 2011. We anticipate that future quarterly dividends, if and when declared by the Board pursuant to this policy, would likely be distributable on or about the fifth day of each of the months of October, January, April and July. There can be no guarantees that we will have the financial wherewithal to fund this dividend in perpetuity or to pay it at historic rates. Further, the Board may decide not to pay the dividend at some future time for financial or non-financial reasons.

DESCRIPTION OF CAPITAL STOCK

All outstanding shares of our common stock are fully paid and nonassessable. The following summarizes the rights of holders of our common stock:

•	each holder of common stock is entitled to one vote per share on all matters to be voted upon generally by our shareholders;

•	the holders of our common stock are entitled to receive lawful dividends as may be declared by our board of directors;

•

upon our liquidation, dissolution or winding up, the holders of shares of our common stock are entitled to receive a pro rata portion of all assets remaining for distribution after satisfaction of all of our liabilities;

•	there are no redemption or sinking fund provisions applicable to our common stock; and

•	there are no preemptive or conversion rights applicable to our common stock.

SELLING SECURITY HOLDERS

Selling security holders may use this prospectus in connection with resales of securities. The applicable prospectus supplement, post-effective amendment or other filings we make with the SEC under the Securities Exchange Act of 1934, as amended, will identify the selling security holders, the terms of the securities and the transaction in which the selling security holders acquired the securities. Selling security holders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commission under the Securities Act, as amended. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling security holders.

PLAN OF DISTRIBUTION

We, or any selling security holders, may sell the offered securities through agents, underwriters or dealers, or directly to one or more purchasers, or through a combination of these methods of sale. We will identify the specific plan of distribution, including any agents, underwriters, dealers or direct purchasers, and any compensation paid in connection therewith, in the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the validity of the shares of common stock offered by this prospectus will be passed upon for us by Rutan & Tucker, LLP, Costa Mesa, California.

EXPERTS

The consolidated financial statements as of March 31, 2011 and March 31, 2010, and for each of the years ended March 31, 2011 and March 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of March 31, 2011 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2011, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements for the year ended March 31, 2009 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2011 have been so incorporated in reliance on the report of Grant Thornton LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its telephone number is (303) 262-0600.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents instead of repeating such information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information incorporated by reference that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the termination of the offering; provided, however, that we are not incorporating any information deemed furnished and not filed in accordance with Commission rules, including pursuant to Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	Our Current Report on Form 8-K for November 23, 2011, as filed with the Commission on November 23, 2011;

•	Our Current Report on Form 8-K/A for October 27, 2011, as filed with the Commission on November 1, 2011;

•	Our Current Report on Form 8-K for October 27, 2011, as filed with the Commission on October 28, 2011;

•	Our Current Report on Form 8-K for October 3, 2011, as filed with the Commission on October 6, 2011;

•	Our Current Report on Form 8-K for August 11, 2011, as filed with the Commission on August 15, 2011;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011, as filed with the Commission on August 5, 2011;

•	Our Current Report on Form 8-K/A for July 28, 2011, as filed with the Commission on August 4, 2011;

•	Our Current Report on Form 8-K for July 29, 2011, as filed with the Commission on August 3, 2011;

•	Our Current Report on Form 8-K for July 28, 2011, as filed with the Commission on August July 28, 2011;

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Our Proxy Statement for our Annual Meeting of Shareholders held on August 11, 2011, as filed with the Commission on July 1, 2011, as well as the Definitive Additional Materials to the Proxy Statement filed with the Commission on July 1, 2011;

•	Our Current Report on Form 8-K/A for June 27, 2011, as filed with the Commission on June 29, 2011;

•	Our Current Report on Form 8-K/A for May 26, 2011, as filed with the Commission on June 2, 2011;

•	Our Current Report on Form 8-K for May 26, 2011, as filed with the Commission on May 26, 2011;

•	Our Current Report on Form 8-K for May 25, 2011, as filed with the Commission on June 1, 2011;

•	Our Annual Report on Form 10-K for the year ended March 31, 2011, as filed with the Commission on May 27, 2011; and

•	Our Current Report on Form 8-K for March 30, 2011, as filed with the Commission on April 7, 2011;

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The description of our capital stock contained in our Current Report on Form 8-K for November 3, 2005, as filed with the Commission on November 8, 2005, including any amendments or reports filed for the purpose of updating such description.

Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and phone number:

Quality Systems, Inc.

18111 Von Karman, Suite 700

Irvine, California 92612

Attention: General Counsel

Telephone: (949) 255-2600

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 with respect to the common stock offered in this prospectus with the Commission in accordance with the Securities Act, and the rules and regulations enacted under its authority. This prospectus, which constitutes a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits and schedules. Statements contained in this prospectus regarding the contents of any document referred to in this prospectus are not necessarily complete, and in each instance, we refer you to the full text of the document that is filed as an exhibit to the registration statement. Each statement concerning a document that is filed as an exhibit should be read along with the entire document. For further information regarding us and the common stock offered in this prospectus, we refer you to the registration statement and its exhibits and schedules, which may be inspected without charge at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at (800) 732-0330 for further information on the Public Reference Room.

The Commission also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the Commission. The Commission’s website address is http://www.sec.gov.

QUALITY SYSTEMS, INC.

PROSPECTUS

NOVEMBER 23, 2011

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus and any accompanying supplement to this prospectus is accurate as of the dates on their covers. When this prospectus or a supplement is delivered or a sale is made pursuant to this prospectus or a supplement, it is not implied that the information is current as of the date of the delivery or sale.